PROSPECTUS Dated August 26, 2003                    Pricing Supplement No. 20 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-106789
Dated August 26, 2003                                    Dated December 22, 2003
                                                                  Rule 424(b)(3)
                                  $16,000,000
                               [GRAPHIC OMITTED]


                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes

                            -----------------------

                  2% Exchangeable Notes due December 30, 2010
                   Exchangeable for Shares of Common Stock of
                                   3M Company

Beginning January 30, 2004, you will be able to exchange your notes for a number of shares of 3M common stock, subject to our right to call all of the notes on or after January 1, 2005.

o    The principal amount and issue price of each note is $1,000.

o We will pay interest at the rate of 2% per year on the $1,000 principal amount of each note. Interest will be paid semi-annually on each June 30 and December 30, beginning June 30, 2004.

o Beginning January 30, 2004 you will have the right to exchange each note for a number of shares of 3M common stock equal to the exchange ratio in effect on the exchange date. The exchange ratio is initially 9.6944 shares of 3M common stock per note, and will be reduced semiannually by 5% of the then current exchange ratio, beginning on January 1, 2005. The exchange ratio is subject to adjustment for certain events relating to 3M. If you exchange your notes, we will have the right to deliver to you either the actual shares or the cash value of such shares. You will not be entitled to receive any accrued but unpaid interest on the notes upon an exchange.

     o If you exchange your notes, you must exchange at least 25 notes, equivalent to $25,000 in aggregate principal amount, at a time, except that you may exchange any number of notes if you are exchanging all of the notes that you hold.

o We have the right to call all of the notes on or after January 1, 2005. If we call the notes on any day from and including January 1, 2005 to and including the maturity date, we will pay the applicable call price, as set forth in this pricing supplement; provided that if the market value of shares of 3M common stock equal to the exchange ratio in effect on the trading day immediately prior to the call notice date is greater than the applicable call price, we will instead deliver to you the number of shares of 3M common stock per note equal to that exchange ratio, or the cash value of those shares determined on the third scheduled trading day prior to the call date specified by us. You will not be entitled to receive any accrued but unpaid interest on the notes if we call the notes.

o If we decide to call the notes, we will give you notice at least 30 but not more than 60 days before the call date specified in the notice. You will be able to exchange your notes on any day prior to the fifth scheduled trading day prior to the call date only if we call the notes for shares of 3M common stock rather than the applicable call price in cash.

o If you hold the notes to maturity, we will pay $1,000 per note to you on the maturity date; provided that if the product of the exchange ratio and the market price of 3M common stock on December 27, 2010 is equal to or greater than $1,000, then your right to exchange the notes for 3M common stock will be automatically exercised. You will not be entitled to receive any accrued but unpaid interest on the notes upon the automatic exercise of your exchange right.

o 3M Company is not involved in this offering of notes in any way and will have no obligation of any kind with respect to the notes.

o The notes have been approved for listing on the American Stock Exchange LLC, subject to official notice of issuance. The listing symbol for the notes is "MMW.A."

You should read the more detailed description of the notes in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Notes."

The notes involve risks not associated with an investment in conventional debt securities. See "Risk Factors" beginning on PS-8.

                            -----------------------
                    PRICE 100% AND ACCRUED INTEREST, IF ANY
                            -----------------------

                                         Price to       Agent's     Proceeds to
                                          Public      Commissions     Company
                                      ------------   ------------- -------------
Per Note .........................         100%          2.75%        97.25%
Total ............................     $16,000,000     $440,000     $15,560,000


                                 MORGAN STANLEY

   For a description of certain restrictions on offers, sales and deliveries of the Notes and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the Notes, see the section of this pricing supplement called "Supplemental Information Concerning Plan of Distribution."

   No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

   The Notes may not be offered or sold to the public in Brazil. Accordingly, the offering of the Notes has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to such offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

   The Notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the Notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

   The Notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the Notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

   The Notes have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

   This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the Notes to the public in Singapore.

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the notes we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

Each note costs $1,000             We, Morgan Stanley, are offering our 2%
                                   Exchangeable Notes due December 30, 2010, which you may exchange for shares of common stock of 3M Company beginning on January 30, 2004. The principal amount and issue price of each note is $1,000. We refer to 3M
                                   Company as 3M, and we refer to the common stock of 3M as 3M Stock. If you hold the notes to maturity, which is December 30, 2010, we will pay $1,000 per note to you, except that if the value of the 3M Stock underlying each note exceeds $1,000, we will deliver those shares, or the cash value of those shares, to you. Please review carefully the section of this pricing supplement called "Description of
                                   Notes--Automatic Exercise of Exchange Right at Maturity" below.

2% interest on the                 We will pay interest on the notes, at the
principal amount                   rate of 2% peryear on the $1,000 principal
                                   amount of each note, semi-annually on each June 30 and December 30, beginning June 30,
                                   2004; provided that accrued but unpaid
                                   interest will not be paid upon any exchange or our call of the notes.

The initial exchange ratio per     Beginning January 30, 2004, you may exchange
note of 9.6944 is subject to       each note for a number of shares of 3M Stock
reduction beginning January        equal to the exchange ratio in effect on the
1, 2005                            exchange date. The exchange ratio is
                                   initially 9.6944 shares of 3M Stock per note and will be reduced semi-annually by 5% of the then current exchange ratio, beginning on January 1, 2005, as described in the section of this pricing supplement called
                                   "Description of Notes--Exchange Ratio." The exchange ratio in effect at any time is subject to adjustment for certain corporate events relating to 3M.

                                   Because the exchange ratio will be reduced over the term of the notes, the price of 3M Stock will have to increase more than it would have had to increase if the exchange ratio had remained fixed in order for you to receive shares that are worth more than the $1,000 principal amount of each note on or after January 1, 2005. Consequently, over the term of the notes, in particular as the maturity date approaches, the market value of the 3M Stock underlying each note will exceed the $1,000 principal amount of each note only if 3M Stock appreciates substantially. See "Description of Notes--Exchange Ratio."

                                   The table below sets forth the exchange
                                   ratio in effect for any exchange date during the first one year period and each of the subsequent six month periods presented and sets forth for each given exchange ratio the closing price that 3M Stock would need to reach or exceed for the market value of that number of shares of 3M Stock to exceed the $1,000 principal amount of each note. Each exchange ratio, and as a result each closing price, in the table below is subject to adjustment for certain corporate events relating to 3M.

                                                                                      Applicable
                                            Exchange Period       Exchange Ratio   Conversion Price
                                           ------------------     ---------------  ----------------
                                   From January 30, 2004 to and
                                   including December 31, 2004        9.6944       $    103.15
                                   From January 1, 2005 to and
                                   including June 30, 2005            9.2097       $    108.58

                                                                                      Applicable
                                            Exchange Period       Exchange Ratio   Conversion Price
                                           ------------------     --------------   ----------------
                                   From July 1, 2005 to and
                                   including December 31, 2005        8.7492       $    114.30
                                   From January 1, 2006 to and
                                   including June 30, 2006            8.3117       $    120.31
                                   From July 1, 2006 to and
                                   including December 31, 2006        7.8961       $    126.64
                                   From January 1, 2007 to and
                                   including June 30, 2007            7.5013       $    133.31
                                   From July 1, 2007 to and
                                   including December 31, 2007        7.1262       $    140.33
                                   From January 1, 2008 to and
                                   including June 30, 2008            6.7699       $    147.71
                                   From July 1, 2008 to and
                                   including December 31, 2008        6.4314       $    155.49
                                   From January 1, 2009 to and
                                   including June 30, 2009            6.1098       $    163.67
                                   From July 1, 2009 to and
                                   including December 31, 2009        5.8043       $    172.29
                                   From January 1, 2010 to and
                                   including June 30, 2010            5.5141       $    181.35
                                   From July 1, 2010 to and
                                   including December 30, 2010        5.2384       $    190.90

How to exchange your note          When you exchange your notes, our affiliate
                                   Morgan Stanley & Co. Incorporated or its successors, which we refer to as MS & Co., acting as calculation agent, will determine the exact number of shares of 3M Stock you will receive based on the principal amount of the notes you exchange and the exchange ratio then in effect as it may have been reduced or adjusted through the exchange date.

                                   To exchange a note on any day, you must
                                   instruct your broker or other person with whom you hold your notes to take the following steps through normal clearing system channels:

                                    o fill out an Official Notice of Exchange, which is attached as Annex A to this pricing supplement;

                                    o deliver your Official Notice of Exchange to us before 11:00 a.m. (New York City time) on that day; and

                                    o  deliver your note certificate to
                                       JPMorgan Chase Bank (formerly known as
                                       The Chase Manhattan Bank), as trustee
                                       for our senior notes, on the day we
                                       deliver your shares or pay cash to you,
                                       as described below.

                                   If you give us your Official Notice of
                                   Exchange after 11:00 a.m. (New York City time) on any day or at any time on a day when the stock markets are closed, your notice will not become effective until the next day that the stock markets are open.

                                   You must exchange at least 25 notes
                                   (equivalent to $25,000 in aggregate
                                   principal amount) at a time; provided, that you may exchange any number of notes if you are exchanging all of the notes that you hold.

                                   You will no longer be able to exchange your notes if we call the notes for the call price in cash, as described below. If, however, we call the notes for shares of 3M Stock, or, at our subsequent election, the cash value of those shares, rather than the applicable call price in cash, you will be able to exchange your notes on any day prior to the fifth scheduled trading day prior to the call date for shares of 3M Stock equal to the exchange ratio in effect on the trading day immediately preceding the date of our call notice, as described below.

We can choose to pay to you        At our option, on the third business day
cash or 3M Stock if you            after you fulfill all the conditions of your
elect to exchange your notes       cash or 3M Stock exchange, we will either:

                                    o  deliver to you shares of 3M Stock, or

                                    o  pay to you the cash value of such shares.

                                   We will not pay any accrued but unpaid
                                   interest if you elect to exchange your
                                   notes.

On or after January 1, 2005,       We may call the notes for settlement on any
we may call the notes for stock day, which we refer to as the call date, in or the applicable call price, the periods below at the corresponding call
depending on the price of 3M       prices, expressed as a percentage of the
Stock                              $1,000 principal amount of each note:

                                                                      Call Price
                                               Call Period            ----------
                                               ------------
                                   From January 1, 2005 to and          105%
                                   including December 31, 2005

                                   From January 1, 2006 to and          104%
                                   including December 31, 2006

                                   From January 1, 2007 to and          103%
                                   including December 31, 2007

                                   From January 1, 2008 to and          102%
                                   including December 31, 2008

                                   From January 1, 2009 to and          101%
                                   including December 31, 2009

                                   From January 1, 2010 to and          101%
                                   including December 30, 2010

                                   If we call the notes, you will not receive any accrued but unpaid interest on the call date.

                                   On the last trading day before the date of our call notice, the calculation agent will determine the value of the shares of 3M Stock underlying the notes based on the exchange ratio then in effect. That value is referred to as parity.

                                   If parity is less than the applicable call price, then we will pay that call price to you in cash on the call date specified in our notice. If we give notice that we will pay you the applicable call price in cash on the call date, you will no longer be able to exercise your exchange right.

                                   If, however, parity as so determined is
                                   equal to or greater than the applicable call price, then we will instead deliver on the call date specified in our notice shares of 3M Stock at the exchange ratio in effect on the last trading day before the date of our call notice, or, at our subsequent election, the cash value of those shares determined by the calculation agent on the third scheduled trading day prior to the call date. In that case, you will still have the right to exchange your notes on any day prior to the fifth scheduled trading day prior to the call date for a number of shares of 3M Stock equal to the exchange ratio that was in effect on the last trading day before the date of our call notice.

                                   If we notify you that we are calling the notes for 3M Stock, or, at our subsequent election, the cash value of those shares, the price of 3M Stock may be lower on the call date, or the date that we value the shares for the cash payment, than it was on the last trading day before the date of our call notice, in which case, the value of the 3M Stock, or cash, as applicable, that you receive on the call date for each note may be less than the applicable call price. Your continuing right to exercise your exchange right following our decision to call the notes for 3M Stock allows you to shorten the period during which you are exposed to the risk that the price of 3M Stock may decrease.

The exchange right will be         If you hold the notes to maturity, we will
automatically exercised            pay $1,000 per note to you on the maturity
at maturity                        date; provided that if parity on December
                                   27, 2010 is equal to or greater than $1,000, then your right to exchange the notes for 3M
                                   Stock will be automatically exercised, and you will receive for each of your notes on the maturity date a number of shares of 3M
                                   Stock equal to the exchange ratio then in effect, or, at our election, the cash value of those shares, rather than $1,000 in cash.
                                   We will not pay any accrued but unpaid
                                   interest upon an automatic exchange of the notes.

The notes may become               Following certain corporate events relating
exchangeable into the              to 3M Stock, such as a stock-for-stock
common stock of companies          merger where 3M is not the surviving entity,
other than 3M                      you will be entitled to receive the common
                                   stock of a successor corporation to 3M upon an exchange or our call of the notes for shares of 3M Stock. Following certain other corporate events relating to 3M Stock, such as a merger event where holders of 3M Stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to 3M Stock, you will be entitled to receive the common stock of three companies in the same industry group as 3M in lieu of, or in addition to, 3M
                                   Stock, upon an exchange or our call of the notes for shares of 3M Stock. In the event of such a corporate event, the exchange feature of the notes would be affected. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called "Description of
                                   Notes--Antidilution Adjustments." You should read this section in order to understand these and other adjustments that may be made to your notes.

3M Stock is currently              The last reported sale price of 3M Stock on
$85.25 per share                   the New York Stock Exchange, Inc. on the
                                   date of this pricing supplement was $85.25.
                                   You can review the historical prices of 3M
                                   Stock in the section of this pricing
                                   supplement called "Description of
                                   Notes--Historical Information."

Tax treatment                      The notes will be treated as "contingent
                                   payment debt instruments" for U.S. federal income tax purposes, as described in the section of this pricing supplement called
                                   "Description of Notes--United States Federal
                                   Income Taxation." Under this treatment, if you are a U.S. taxable investor, you will be subject to annual income tax based on the comparable yield (as defined in this pricing supplement) of the notes even though such yield will be higher than the yield provided by the interest actually paid on the notes.
                                   In addition, any gain recognized by U.S.
                                   taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of
                                   Notes--United States Federal Income
                                   Taxation" and the sections called "United
                                   States Federal Taxation--Notes--Optionally
                                   Exchangeable Notes" and "United States
                                   Federal Taxation--Backup Withholding" in the accompanying prospectus supplement. If you are a foreign investor, please read the section of this pricing supplement called
                                   "Description of Notes--United States Federal
                                   Income Taxation." You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes.

MS & Co. will be the               We have appointed our affiliate MS & Co. to
Calculation Agent                  act as calculation agent for JPMorgan Chase
                                   Bank, the trustee for our senior notes. As calculation agent, MS & Co. will determine the exchange ratio and calculate the number of shares of 3M Stock, or, at our election, the cash value of those shares, that you receive if you exercise your exchange right, if your exchange right is automatically exercised, or if we call the notes. As calculation agent, MS & Co. will also adjust the exchange ratio for certain corporate events that could affect the price of 3M
                                   Stock and that we describe in the section of this pricing supplement called "Description of Notes--Antidilution Adjustments."

No affiliation with 3M             3M is not an affiliate of ours and is not
                                   involved with this offering in any way. The notes are obligations of Morgan Stanley and not of 3M.

Where you can find more            The notes are senior notes issued as part of
information on the notes           our Series C medium-term note program. You
                                   can find a general description of our Series
                                   C medium-term note program in the
                                   accompanying prospectus supplement dated
                                   August 26, 2003. We describe the basic
                                   features of this type of note in the
                                   sections of the prospectus supplement called
                                   "Description of Notes--Fixed Rate Notes" and
                                   "--Exchangeable Notes."

                                   Because this is a summary, it does not
                                   contain all of the information that may be important to you, including the specific requirements for the exercise of your exchange right and of our call right. You should read the section of this pricing supplement called "Description of Notes" for a detailed description of the terms of the notes. You should also read about some of the risks involved in investing in the notes in the section of this pricing supplement called "Risk Factors." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the notes.

How to reach us                    You may contact your local Morgan Stanley
                                   branch office or our principal executive offices at 1585 Broadway, New York, New York
                                   10036 (telephone number (212) 761-4000).

                                  RISK FACTORS

     The notes are not secured debt and are riskier than ordinary debt securities. This section describes the most significant risks relating to the notes. You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

Yield to maturity less than        These notes pay interest at the rate of 2%
interest on ordinary notes         of the principal amount per year. This
                                   interest rate is lower than the interest rate that we would pay on non- exchangeable senior notes maturing at the same time as the notes. If you exchange your notes, the notes are automatically exchanged, or we call the notes, you will not receive any accrued but unpaid interest.

Unlike ordinary                    The initial exchange ratio of 9.6944 shares
exchangeable notes, the            of 3M Stock per note will be reduced
exchange ratio will be             semi-annually by 5% of the exchange ratio
reduced over the term              then in effect, beginning January 1, 2005 to
of the notes                       a final exchange ratio of 5.2384 for the
                                   final six months of the term of reduced over the term of the the notes. Because the exchange ratio will be reduced over the term of the notes, notes the price of 3M Stock will have to increase more than it would have had to increase if the exchange ratio had remained fixed in order for you to receive shares that are worth more than the $1,000 principal amount of each note on or after January 1, 2005. Consequently, over the term of the notes, in particular as the maturity date approaches, parity will exceed the $1,000 principal amount of each note only if 3M Stock appreciates substantially.

Secondary trading                  There may be little or no secondary market
may be limited                     for the notes. Although the notes have been
                                   approved for listing on the American Stock
                                   Exchange LLC, which we refer to as the AMEX, it is not possible to predict whether the notes will trade in the secondary market.
                                   Even if there is a secondary market, it may not provide significant liquidity. MS & Co.
                                   currently intends to act as a market maker for the notes but is not required to do so.

Market price of the notes          Several factors, many of which are beyond our
may be influenced by many          control, will influence the value of the
unpredictable factors              notes, including:

                                   o  the market price of 3M Stock

                                   o  the volatility (frequency and magnitude
                                      of changes in price) of 3M Stock

                                   o the scheduled reductions in the exchange ratio and the exchange ratio in effect at the time

                                   o  geopolitical conditions and economic,
                                      financial, political, regulatory or
                                      judicial events that affect stock markets generally and which may affect the market price of 3M Stock

                                   o  interest and yield rates in the market

                                   o  the dividend rate on 3M Stock

                                   o  the time remaining until (1) you can
                                      exchange your notes for 3M Stock, (2) the next semi-annual reduction in the exchange ratio, (3) we can call the notes (which can be on or after January 1, 2005) and (4) the notes mature

                                   o  the scheduled reduction in the call
                                      prices and the call price in effect at
                                      the time

                                   o  our creditworthiness

                                   o  the occurrence of certain events
                                      affecting 3M that may or may not require an adjustment to the exchange ratio

                                   These factors will influence the price that you will receive if you sell your notes prior to maturity. For example, you may have to sell your notes at a substantial discount from the issue price if the market price of 3M Stock is at, below or not sufficiently above the price of 3M Stock at pricing.

                                   You cannot predict the future performance of 3M Stock based on its historical performance.

Following our notice of a          If we notify you that we are calling the
call of the notes, the price of    notes for 3M Stock, or, at our subsequent
3M Stock may decline prior         election, the cash value of those shares,
to the call date                   the price of 3M Stock may be lower on the
                                   call date, or the date that we value the shares for the cash payment, than it was on the last trading day before the date of our call notice, in which case, the value of the 3M Stock, or cash, as applicable, that you receive on the call date for each note may be less than the applicable call price.

Morgan Stanley is not              3M is not an affiliate of ours and is not
affiliated with 3M                 involved with this offering in any way.
                                   Consequently, we have no ability to control the actions of 3M, including any corporate actions of the type that would require the calculation agent to adjust the exchange ratio. 3M has no obligation to consider your interests as an investor in the notes in taking any corporate actions that might affect the value of your notes. None of the money you pay for the notes will go to 3M.

Morgan Stanley may engage          We or our affiliates may presently or from
in business with or involving      time to time engage in business with 3M
3M without regard to your          without regard to your interests, including
interests                          extending loans to, or making equity
                                   investments in, 3M or providing advisory services to 3M, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about 3M.
                                   Neither we nor any of our affiliates
                                   undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to 3M. These research reports may or may not recommend that investors buy or hold
                                   3M Stock.

You have no shareholder            Investing in the notes is not equivalent to
rights                             investing in 3M Stock. As an investor in the
                                   notes, you will not have voting rights or the right to receive dividends or other distributions or any other rights with respect to 3M Stock.

The notes may become               Following certain corporate events relating
exchangeable into the              to 3M Stock, such as a merger event where
common stock of companies          holders of 3M Stock would receive all or a
other than 3M                      substantial portion of their consideration
                                   in cash or a significant cash dividend or distribution of property with respect to 3M
                                   Stock, you will be entitled to receive the common stock of three companies in the same industry group as 3M in lieu of, or in addition to, 3M Stock, upon an exchange or our call of the notes for shares of 3M
                                   Stock. Following certain other corporate events, such as a stock-for-stock merger where 3M is not the surviving entity, you will be entitled to receive the common stock of a successor corporation to 3M upon an exchange or our call of the notes for shares of 3M Stock. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called
                                   "Description of Notes--Antidilution
                                   Adjustments." The occurrence of such
                                   corporate events and the consequent
                                   adjustments may materially and adversely affect the market price of the Notes.

The antidilution adjustments       MS & Co., as calculation agent, will adjust
the calculation agent is           the exchange ratio for certain events
required to make do not cover      affecting 3M Stock, such as stock splits and
every corporate event that         stock dividends, and certain other corporate
could affect 3M Stock              actions involving 3M, such as mergers.
                                   However, the calculation agent will not make an adjustment for every corporate event or every distribution that could affect the price of 3M Stock. For example, the calculation agent is not required to make any adjustments if 3M or anyone else makes a partial tender offer or a partial exchange offer for 3M Stock. If an event occurs that does not require the calculation agent to adjust the exchange ratio, the market price of the notes may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, the exchange ratio may materially and adversely affect the market price of the notes.

Adverse economic interests         Because the calculation agent, MS & Co., is
of the calculation agent and       our affiliate, the economic interests of the
its affiliates may influence       calculation agent and its affiliates may be
determinations                     adverse to your interests as an investor in
                                   the notes. MS& Co. will calculate how many shares of 3M Stock or the equivalent cash amount you will receive in exchange for your notes and what adjustments should be made to the exchange ratio to reflect certain corporate and other events. Determinations made by MS & Co, in its capacity as calculation agent, including adjustments to the exchange ratio, may affect the payment to you upon an exchange or call or at maturity of the notes. See the sections of this pricing supplement called "Description of Notes--Antidilution Adjustments."

Hedging and trading activity       MS & Co. and other affiliates of ours have
by the calculation agent and       carried out, and will continue to carry out,
its affiliates could potentially   hedging activities related to the notes,
affect the value of the notes      including trading in 3M Stock as well as in
                                   other instruments related to 3M Stock. MS &
                                   Co. and some of our other subsidiaries also trade 3M Stock and other financial instruments related to 3M Stock on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities as of the date of this pricing supplement could potentially have increased the price of 3M Stock and, therefore, the price at which 3M Stock must trade before the 3M Stock for which you may exchange each note will be worth as much as or more than the principal amount of each note. Additionally, such hedging or trading activities during the term of the notes could potentially affect the price of 3M
                                   Stock and, accordingly, the value of the 3M
                                   Stock or the amount of cash you will receive upon an exchange or call or at maturity of the notes.

The notes will be treated as       You should also consider the tax
contingent payment debt            consequences of investing in the notes. The
instruments for U.S. federal       notes will be treated as "contingent payment
income tax purposes                debt instruments" for U.S. federal income
                                   tax purposes, as described in the section of this pricing supplement called "Description of Notes--United States Federal Income
                                   Taxation." Under this treatment, if you are a U.S. taxable investor, you will be subject to annual income tax based on the comparable yield (as defined in this pricing supplement) of the notes even though such yield will be higher than the yield provided by the interest actually paid on the notes.
                                   In addition, any gain recognized by U.S.
                                   taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of
                                   Notes--United States Federal Income
                                   Taxation" and the sections called "United
                                   States Federal Taxation--Notes--Optionally
                                   Exchangeable Notes" and "United States
                                   Federal Taxation--Backup Withholding" in the accompanying prospectus supplement.

                                   If you are a foreign investor, please read the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation."

                                   You are urged to consult your own tax
                                   advisor regarding all aspects of the U.S.
                                   federal income tax consequences of investing in the notes.

                              DESCRIPTION OF NOTES

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "Note" refers to each $1,000 principal amount of our 2% Exchangeable Notes due December 30, 2010 (Exchangeable for Shares of Common Stock of 3M Company). In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount.......  $16,000,000

Maturity Date....................  December 30, 2010

Specified Currency...............  U.S. dollars

Issue Price......................  100%

Interest Rate....................  2% per annum

Interest Payment Dates...........  Each June 30 and December 30, beginning June
                                   30, 2004

Original Issue Date
(Settlement Date)................  December 26, 2003

CUSIP............................  617446JQ3

Minimum Denominations............  $1,000

Distribution at Maturity.........  On the Maturity Date, if the Notes have not been called, you will receive $1,000 in cash plus any accrued but unpaid interest in exchange for each Note as to which your exchange right has not been exercised (whether by a holder or upon automatic exercise). See "--Automatic Exercise of Exchange Right at Maturity" below.

Exchange Right...................  On any Exchange Date, you will be entitled, upon your

                                   o  completion and delivery to us and the
                                      Calculation Agent through your
                                      participant at the Depositary, which we
                                      refer to as DTC, of an Official Notice of Exchange (in the form of Annex A attached hereto) prior to 11:00 a.m. (New York City time) on such date and

                                   o  instruction to your broker or the
                                      participant through which you own your
                                      interest in the Notes to transfer your
                                      book entry interest in the Notes to the
                                      Trustee on our behalf on or before the
                                      Exchange Settlement Date (as defined
                                      below),

                                   to exchange each Note for a number of shares of 3M Stock equal to the Exchange Ratio in effect on the Exchange Date (or, if we have previously called the Notes for 3M Stock, the Exchange Ratio in effect on the Trading Day immediately preceding the Morgan Stanley Notice Date), as adjusted for corporate events relating to 3M. See "--Exchange Ratio," "--Morgan Stanley Call Right" and "--Antidilution Adjustments" below. You will not, however, be entitled to exchange your Notes if we have previously called the Notes for the applicable cash Call Price as described under "--Morgan Stanley Call Right" below.

                                   Upon any exercise of your Exchange Right, you will not be entitled to receive any cash payment representing any accrued but unpaid interest. Consequently, if you exchange your Notes so that the Exchange Settlement Date occurs during the period from the close of business on a Record Date (as defined below) for the payment of interest and prior to the next succeeding Interest Payment Date, the Notes that you exchange must, as a condition to the delivery of 3M Stock or cash to you, be accompanied by funds equal to the interest payable on the succeeding Interest Payment Date on the principal amount of Notes that you exchange.

                                   Upon any such exchange, we may, at our sole option, either deliver such shares of 3M Stock or pay an amount in cash equal to the Exchange Ratio in effect on the Exchange Date (or, if we have previously called the Notes for 3M Stock, the Exchange Ratio in effect on the Trading Day immediately preceding the Morgan Stanley Notice Date, as adjusted for corporate events, if necessary) times the Market Price (as defined below) of 3M Stock on the Exchange Date, as determined by the Calculation Agent, in lieu of such 3M Stock. See "--Market Price."

                                   We will, or will cause the Calculation Agent to, deliver such shares of 3M Stock or cash to the Trustee for delivery to you on the third business day after the Exchange Date, upon delivery of your Notes to the Trustee. The "Exchange Settlement Date" will be the third business day after the Exchange Date, or, if later, the day on which your Notes are delivered to the Trustee; provided, that upon the automatic exercise of the Exchange Right, the Exchange Settlement Date will be the Maturity Date.

                                   Since the Notes will be held only in book entry form, you may exercise your exchange right only by acting through your participant at DTC, the registered holder of the Notes. Accordingly, as a beneficial owner of Notes, if you desire to exchange all or any portion of your Notes you must instruct the participant through which you own your interest to exercise the exchange right on your behalf by forwarding the Official Notice of Exchange to us and the Calculation Agent as discussed above. In order to ensure that the instructions are received by us on a particular day, you must instruct the participant through which you own your interest before that participant's deadline for accepting instructions from their customers. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of Notes you should consult the participant through which you own your interest for the relevant deadline. All instructions given to us by participants on your behalf relating to the right to exchange the Notes will be irrevocable. In addition, at the time instructions are given, you must direct the participant through which you own your interest to transfer its book entry interest in the related Notes, on DTC's records, to the Trustee on our behalf. See "Forms of Securities--Global Securities" in the accompanying prospectus.

Minimum Exchange.................  If you exercise your Exchange Right, you must exchange at least 25 Notes (equivalent to $25,000 in aggregate principal amount) at a time; provided, that you may exchange any number of Notes if you are exchanging all of your Notes.

Automatic Exercise of
Exchange Right at Maturity.......  Notwithstanding the procedures described under "--Exchange Right" above and subject to the exercise of the Morgan Stanley Call Right, if (i) Parity on December 27, 2010 is equal to or greater than $1,000 and (ii) the Notes have not been called on or prior to December 27, 2010, your Exchange Right will be automatically exercised on December 27, 2010, and such date or any other date on which the Exchange Right will be automatically exercised in accordance with this paragraph will be deemed an Exchange Date, even though you have not delivered an Official Notice of Exchange in respect of your Note or transferred your Note to the Trustee; provided, that if a Market Disruption Event occurs on December 27, 2010, Parity will be determined and, if applicable, your Exchange Right will be automatically exercised on the immediately succeeding Trading Day; provided further, that if a Market Disruption Event occurs on each scheduled Trading Day through and including the second scheduled Trading Day prior to the Maturity Date, Parity will be determined and, if applicable, your Exchange Right will be automatically exercised on such second scheduled Trading Day prior to the Maturity Date notwithstanding the occurrence of a Market Disruption Event on such day. In such event, the Market Price used by the Calculation Agent to calculate Parity will be determined as provided under "--Market Price" below.

                                   Upon automatic exercise of the Exchange
                                   Right, the Trustee will deliver shares of 3M
                                   Stock, or the cash value of those shares, to holders on the Maturity Date.

                                   You will not receive any accrued but unpaid interest on the Notes upon the automatic exercise of the Exchange Right.

Record Date......................  The Record Date for each Interest Payment
                                   Date (other than the Maturity Date) will be the close of business on the date 15 calendar days prior to such Interest Payment Date, whether or not that date is a Business Day.

No Fractional Shares.............  If upon any exchange or call of the Notes we deliver shares of 3M Stock, we will pay cash in lieu of delivering any fractional share of 3M Stock in an amount equal to the corresponding fractional Market Price of 3M Stock as determined by the Calculation Agent on the applicable Exchange Date or on the second Trading Day immediately preceding the Call Date.

Exchange Ratio...................  The table below sets forth the Exchange
                                   Ratio in effect for any Exchange Date or other day during the first one year period and each of the subsequent six month periods presented (except as provided under "--Exchange Right" above in the case of an exercise of your Exchange Right following our exercise of the Morgan Stanley Call Right).

                                   The table below also sets forth for each given Exchange Ratio the Market Price (the "Applicable Conversion Price") that 3M Stock would need to reach or exceed for Parity based on that number of shares of 3M Stock to exceed the $1,000 principal amount of each Note.

                                   Each Exchange Ratio in the table below is subject to adjustment for certain corporate events relating to 3M, and, accordingly, each Applicable Conversion Price would change as a result of such Exchange Ratio adjustment. See "--Antidilution Adjustments" below.

                                                                             Applicable
                                                                 Exchange    Conversion
                                           Exchange Period        Ratio        Price
                                          ------------------     --------    ----------

                                   From January 30, 2004 to and
                                   including December 31, 2004     9.6944    $ 103.15

                                   From January 1, 2005 to and
                                   including June 30, 2005         9.2097    $ 108.58

                                   From July 1, 2005 to and
                                   including December 31, 2005     8.7492    $ 114.30

                                   From January 1, 2006 to and
                                   including June 30, 2006         8.3117    $ 120.31

                                   From July 1, 2006 to and
                                   including December 31, 2006     7.8961    $ 126.64

                                   From January 1, 2007 to and
                                   including June 30, 2007         7.5013    $ 133.31

                                   From July 1, 2007 to and
                                   including December 31, 2007     7.1262    $ 140.33

                                   From January 1, 2008 to and
                                   including June 30, 2008         6.7699    $ 147.71

                                   From July 1, 2008 to and
                                   including December 31, 2008     6.4314    $ 155.49

                                   From January 1, 2009 to and
                                   including June 30, 2009         6.1098    $ 163.67

                                   From July 1, 2009 to and
                                   including December 31, 2009     5.8043    $ 172.29

                                   From January 1, 2010 to and
                                   including June 30, 2010         5.5141    $ 181.35

                                   From July 1, 2010 to and
                                   including December 30, 2010     5.2384    $ 190.90

Exchange Date....................  Any Trading Day on which you have duly completed and delivered to us and the
                                   Calculation Agent, as described under
                                   "--Exchange Right" above, an official notice of exchange prior to 11:00 a.m., or if we receive it after 11:00 a.m., the next Trading Day; provided that such Trading Day falls during the period beginning January 30, 2004 and ending on the Trading Day prior to the earliest of (i) the fifth scheduled Trading Day prior to the Maturity Date, (ii) the fifth scheduled Trading Day prior to the Call Date and (iii) in the event of a call for the applicable cash Call Price as described under "--Morgan Stanley Call Right" below, the Morgan Stanley Notice Date.

Morgan Stanley Call Right .......  On or after January 1, 2005 to and including the Maturity Date, we may call the Notes, in whole but not in part, for mandatory exchange into 3M Stock at the Exchange Ratio in effect on the Trading Day immediately preceding the Morgan Stanley Notice Date, or, at our subsequent election during the period from and including the Morgan Stanley Notice Date to and including the third scheduled Trading Day prior to the Call Date, the cash value of such shares of 3M Stock determined by the Calculation Agent based on the Market Price of 3M Stock on the third scheduled Trading Day prior to the Call Date; provided that, if Parity (as defined below) on the Trading Day immediately preceding the Morgan Stanley Notice Date, as determined by the Calculation Agent, is less than the Call Price for the specified Call Date, we will pay the applicable Call Price in cash on the Call Date. See "--Call Price" below. If we call the Notes for mandatory exchange, then, unless you subsequently exercise your Exchange Right (the exercise of which will not be available to you following a call for cash in an amount equal to the applicable Call Price), the 3M Stock or cash to be delivered to you will be delivered on the Call Date fixed by us and set forth in our notice of mandatory exchange, upon delivery of your Notes to the Trustee. We will, or will cause the Calculation Agent to, deliver such shares of 3M Stock or cash to the Trustee for delivery to you. You will not receive any accrued but unpaid interest on the Notes following our exercise of the Morgan Stanley Call Right.

                                   Except in the case of a call for the
                                   applicable cash Call Price as described
                                   above, until the fifth scheduled trading day prior to the Call Date, you will continue to be entitled to exchange the Notes and receive any amounts described under "--Exchange Right" above.

Call Date........................  The scheduled Trading Day on or after
                                   January 1, 2005 or the Maturity Date
                                   (regardless of whether the Maturity Date is a scheduled Trading Day) as specified by us in our notice of mandatory exchange on which we will deliver shares of 3M Stock, or, at our subsequent election, the cash value of those shares, or cash equal to the applicable Call Price to you for mandatory exchange.

Morgan Stanley Notice Date.......  The scheduled Trading Day on which we issue our notice of mandatory exchange, which must be at least 30 but no more than 60 days prior to the Call Date.

Parity...........................  With respect to any Trading Day, an amount equal to the Exchange Ratio on such Trading
                                   Day times the Market Price of 3M Stock (and any other Exchange Property) on such Trading Day.

Call Price.......................  The table below sets forth the Call Price in effect for any Call Date or other day during each of the periods presented, expressed as a percentage of the $1,000 principal amount of each Note.

                                                                   Call
                                          Call Period             Price
                                          -----------             ------
                                   From January 1, 2005 to and
                                   including December 31, 2005     105%

                                   From January 1, 2006 to and
                                   including December 31, 2006     104%

                                   From January 1, 2007 to and
                                   including December 31, 2007     103%

                                   From January 1, 2008 to and
                                   including December 31, 2008     102%

                                                                   Call
                                          Call Period             Price
                                          -----------             ------
                                   From January 1, 2009 to and
                                   including December 31, 2009     101%

                                   From January 1, 2010 to and
                                   including December 30, 2010     101%

Market Price.....................  The Market Price for one share of 3M Stock
                                   (or one unit of any other security for which a Market Price must be determined) on any Trading Day (as defined below) means:

                                   o if 3M Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which 3M Stock (or any such other security) is listed or admitted to trading,

                                   o if 3M Stock (or any such other security) is a security of the Nasdaq National Market (and provided that the Nasdaq National Market is not then a national securities exchange), the Nasdaq official closing price published by The Nasdaq Stock Market, Inc. on such day, or

                                   o if 3M Stock (or any such other security) is not listed or admitted to trading on any national securities exchange or a security of the Nasdaq National Market but is included in the OTC Bulletin Board Service (the "OTC Bulletin Board") operated by the National Association of Securities Dealers, Inc. (the "NASD"), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

                                   If 3M Stock (or any such other security) is listed or admitted to trading on any national securities exchange or is a security of the Nasdaq National Market but the last reported sale price or Nasdaq official closing price, as applicable, is not available pursuant to the preceding sentence, then the Market Price for one share of 3M Stock (or one unit of any such other security) on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or the OTC Bulletin Board on such day. If, because of a Market Disruption Event (as defined below) or otherwise, the last reported sale price or Nasdaq official closing price, as applicable, for 3M Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the Market Price for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for 3M Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term securities traded on the Nasdaq National Market will include a security included in any successor to such system, and the term OTC Bulletin Board Service will include any successor service thereto.

Trading Day......................  A day, as determined by the Calculation
                                   Agent, on which trading is generally
                                   conducted on the New York Stock Exchange,
                                   Inc. ("NYSE"), the AMEX, the Nasdaq National
                                   Market, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States and on which a Market Disruption Event has not occurred.

Book Entry Note or Certificated
Note.............................  Book Entry. The Notes will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC will be the only registered holder of the Notes. Your beneficial interest in the Notes will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to actions taken by you or to be taken by you refer to actions taken or to be taken by DTC and its participants acting on your behalf, and all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the Notes, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The Depositary" in the accompanying prospectus supplement and "Form of Securities--Global Securities--Registered
                                   Global Securities" in the accompanying
                                   prospectus.

Senior Note or Subordinated Note.  Senior

Trustee..........................  JPMorgan Chase Bank (formerly known as The
                                   Chase Manhattan Bank)

Agent for this Underwritten
Offering of Notes................  MS & Co.

Calculation Agent................  MS & Co.

                                   All determinations made by the Calculation
                                   Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.

                                   Because the Calculation Agent is our
                                   affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the Notes, including with respect to certain determinations and judgments that the Calculation Agent must make in making adjustments to the Exchange Ratio or other antidilution adjustments or determining the Market Price or whether a Market Disruption Event has occurred. See "--Antidilution Adjustments" and "--Market Disruption Event" below. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Antidilution Adjustments.........  The Exchange Ratio will be adjusted as follows:

                                   1. If 3M Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Exchange Ratio will be adjusted to equal the product of the prior Exchange Ratio and the number of shares issued in such stock split or reverse stock split with respect to one share of 3M Stock.

                                   2. If 3M Stock is subject (i) to a stock dividend (issuance of additional shares of 3M Stock) that is given ratably to all holders of shares of 3M Stock or (ii) to a distribution of 3M Stock as a result of the triggering of any provision of the corporate charter of 3M, then once the dividend has become effective and 3M Stock is trading ex-dividend, the Exchange Ratio will be adjusted so that the new Exchange Ratio shall equal the prior Exchange Ratio plus the product of (i) the number of shares issued with respect to one share of 3M Stock and (ii) the prior Exchange Ratio.

                                   3. There will be no adjustments to the
                                   Exchange Ratio to reflect cash dividends or other distributions paid with respect to 3M Stock other than distributions described in paragraph 2 and clauses (i), (iv) and (v) of the first sentence of paragraph 4 and Extraordinary Dividends. "Extraordinary
                                   Dividend" means each of (a) the full amount per share of 3M Stock of any cash dividend or special dividend or distribution that is identified by 3M as an extraordinary or special dividend or distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by 3M as an extraordinary or special dividend or distribution) distributed per share of 3M Stock over the immediately preceding cash dividend or other cash distribution, if any, per share of 3M Stock that did not include an Extraordinary Dividend (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) if such distribution or excess portion of the dividend is more than 5% of the Market Price of 3M Stock on the Trading Day preceding the "ex-dividend date" (that is, the day on and after which transactions in 3M Stock on an organized securities exchange or trading system no longer carry the right to receive that cash dividend or other cash distribution) for the payment of such cash dividend or other cash distribution (such Market Price, the "Base Market Price") and (c) the full cash value of any non-cash dividend or distribution per share of 3M Stock (excluding Marketable Securities, as defined in paragraph 4 below). Subject to the following sentence, if any cash dividend or distribution of such other property with respect to 3M Stock includes an Extraordinary Dividend, the Exchange Ratio with respect to 3M Stock will be adjusted on the ex- dividend date so that the new Exchange Ratio will equal the product of (i) the prior Exchange Ratio and
                                   (ii) a fraction, the numerator of which is the Base Market Price, and the denominator of which is the amount by which the Base Market Price exceeds the Extraordinary Dividend. If any Extraordinary Dividend is at least 35% of the Base Market Price, then, instead of adjusting the Exchange Ratio, upon any exchange or, if we call the Notes and Parity exceeds the principal amount per Note, upon our call of the Notes, the payment, upon an exchange or call of the Notes, will be determined as described in paragraph 4 below, and the Extraordinary Dividend will be allocated to Reference Basket Stocks in accordance with the procedures for a Reference Basket Event as described in clause 3(b) of paragraph 4 below. The value of the non-cash component of an Extraordinary Dividend will be determined on the ex-dividend date for such distribution by the Calculation Agent, whose determination shall be conclusive in the absence of manifest error. A distribution on 3M Stock described in clause (i), (iv) or (v) of the first sentence of paragraph 4 below shall cause an adjustment to the Exchange Ratio pursuant only to clause (i), (iv) or (v) of the first sentence of paragraph 4, as applicable.

                                   4. Any of the following shall constitute a Reorganization Event: (i) 3M Stock is reclassified or changed, including, without limitation, as a result of the issuance of any tracking stock by 3M, (ii) 3M has been subject to any merger, combination or consolidation and is not the surviving entity, (iii) 3M completes a statutory exchange of securities with another corporation (other than pursuant to clause
                                   (ii) above), (iv) 3M is liquidated, (v) 3M issues to all of its shareholders equity securities of an issuer other than 3M (other than in a transaction described in clause
                                   (ii), (iii) or (iv) above) (a "spinoff
                                   stock") or (vi) 3M Stock is the subject of a tender or exchange offer or going private transaction on all of the outstanding shares. If any Reorganization Event occurs, in each case as a result of which the holders of 3M Stock receive any equity security listed on a national securities exchange or traded on The Nasdaq National Market (a "Marketable Security"), other securities or other property, assets or cash (collectively "Exchange Property"), upon any exchange or upon our call of the Notes for shares of 3M Stock, the payment with respect to the $1,000 principal amount of each Note following the effective date for such Reorganization Event (or, if applicable, in the case of spinoff stock, the ex-dividend date for the distribution of such spinoff stock) will be determined in accordance with the following:

                                      (1) if 3M Stock continues to be
                                      outstanding, 3M Stock (if applicable, as reclassified upon the issuance of any tracking stock) at the Exchange Ratio in effect on the third Trading Day prior to the scheduled Maturity Date (taking into account any adjustments for any distributions described under clause
                                      (3)(a) below); and

                                      (2) for each Marketable Security received in such Reorganization Event (each a "New Stock"), including the issuance of any tracking stock or spinoff stock or the receipt of any stock received in exchange for 3M Stock where 3M is not the surviving entity, the number of shares of the New Stock received with respect to one share of 3M Stock multiplied by the Exchange Ratio for 3M Stock on the Trading Day immediately prior to the effective date of the Reorganization Event (the "New Stock Exchange Ratio"), as adjusted to the third Trading Day prior to the scheduled Maturity Date (taking into account any adjustments for distributions described under clause
                                      (3)(a) below); and

                                      (3) for any cash and any other property
                                      or securities other than Marketable
                                      Securities received in such
                                      Reorganization Event (the "Non-Stock
                                      Exchange Property"),

                                         (a) if the combined value of the
                                         amount of Non-Stock Exchange Property
                                         received per share of 3M Stock, as
                                         determined by the Calculation Agent in
                                         its sole discretion on
                                         the effective date of such
                                         Reorganization Event (the "Non-Stock
                                         Exchange Property Value"), by holders
                                         of 3M Stock is less than 25% of the
                                         Market Price of 3M Stock on the
                                         Trading Day immediately prior to the
                                         effective date of such Reorganization
                                         Event, a number of shares of 3M Stock,
                                         if applicable, and of any New Stock
                                         received in connection with such
                                         Reorganization Event, if applicable,
                                         in proportion to the relative Market
                                         Prices of 3M Stock and any such New
                                         Stock, and with an aggregate value
                                         equal to the Non-Stock Exchange
                                         Property Value based on such Market
                                         Prices, in each case as determined by
                                         the Calculation Agent in its sole
                                         discretion on the effective date of
                                         such Reorganization Event; and the
                                         number of such shares of 3M Stock or
                                         any New Stock determined in accordance
                                         with this clause (3)(a) will be added
                                         at the time of such adjustment to the
                                         Exchange Ratio in subparagraph (1)
                                         above and/or the New Stock Exchange
                                         Ratio in subparagraph (2) above, as
                                         applicable, or

                                         (b) if the Non-Stock Exchange Property
                                         Value is equal to or exceeds 25% of
                                         the Market Price of 3M Stock on the
                                         Trading Day immediately prior to the
                                         effective date relating to such
                                         Reorganization Event or, if 3M Stock
                                         is surrendered exclusively for
                                         Non-Stock Exchange Property (in each
                                         case, a "Reference Basket Event"), an
                                         initially equal-dollar weighted basket
                                         of three Reference Basket Stocks (as
                                         defined below) with an aggregate value
                                         on the effective date of such
                                         Reorganization Event equal to the
                                         Non-Stock Exchange Property Value. The
                                         "Reference Basket Stocks" will be the
                                         three stocks with the largest market
                                         capitalization among the stocks that
                                         then comprise the S&P 500 Index (or,
                                         if publication of such index is
                                         discontinued, any successor or
                                         substitute index selected by the
                                         Calculation Agent in its sole
                                         discretion) with the same primary
                                         Standard Industrial Classification
                                         Code ("SIC Code") as 3M; provided,
                                         however, that a Reference Basket Stock
                                         will not include any stock that is
                                         subject to a trading restriction under
                                         the trading restriction policies of
                                         Morgan Stanley or any of its
                                         affiliates that would materially limit
                                         the ability of Morgan Stanley or any
                                         of its affiliates to hedge the Notes
                                         with respect to such stock (a "Hedging
                                         Restriction"); provided further that
                                         if three Reference Basket Stocks
                                         cannot be identified from the S&P 500
                                         Index by primary SIC Code for which a
                                         Hedging Restriction does not exist,
                                         the remaining Reference Basket
                                         Stock(s) will be selected by the
                                         Calculation Agent from the largest
                                         market capitalization stock(s) within
                                         the same Division and Major Group
                                         classification (as defined by the
                                         Office of Management and Budget) as
                                         the primary SIC Code for 3M. Each
                                         Reference Basket Stock will be
                                         assigned a Basket Stock Exchange Ratio
                                         equal to the number of shares of such
                                         Reference Basket Stock with a Market
                                         Price on the effective date of such
                                         Reorganization Event equal to the
                                         product of (a) the Non-Stock Exchange
                                         Property Value, (b) the Exchange Ratio
                                         in effect for 3M

                                         Stock on the Trading Day immediately
                                         prior to the effective date of such
                                         Reorganization Event and (c)
                                         0.3333333.

                                   Following the allocation of any
                                   Extraordinary Dividend to Reference Basket
                                   Stocks pursuant to paragraph 3 above or any Reorganization Event described in this paragraph 4, Parity on any Trading Day determined by the Calculation Agent upon any exchange, call or at maturity of the Notes with respect to the $1,000 principal amount of each Note will be an amount equal to:

                                   (i)   if applicable, the Market Price of 3M
                                         Stock times the Exchange Ratio then in
                                         effect; and

                                   (ii)  if applicable, for each New Stock, the
                                         Market Price of such New Stock times
                                         the New Stock Exchange Ratio then in
                                         effect for such New Stock; and

                                   (iii) if applicable, for each Reference
                                         Basket Stock, the Market Price of such
                                         Reference Basket Stock times the
                                         Basket Stock Exchange Ratio then in
                                         effect for such Reference Basket
                                         Stock.

                                   In each case, the applicable Exchange Ratio
                                   (including for this purpose, any New Stock
                                   Exchange Ratio or Basket Stock Exchange
                                   Ratio) will be determined, as applicable, upon any exchange, call or at maturity of the Notes.

                                   5. No adjustments to the Exchange Ratio will be required other than those specified above. The adjustments specified above do not cover all of the events that could affect the Market Price of 3M Stock, including, without limitation, a partial tender or exchange offer for 3M Stock.

                                               *       *       *

                                   For purposes of paragraph 4 above, in the case of a consummated tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going- private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

                                   Following the occurrence of any
                                   Reorganization Event referred to in
                                   paragraphs 3 or 4 above, (i) references to "3M Stock" under "--No Fractional Shares," "--Market Price" and "--Market Disruption Event" shall be deemed to also refer to any New Stock or Reference Basket Stock, and
                                   (ii) all other references in this pricing supplement to "3M Stock" shall be deemed to refer to the Exchange Property into which the Notes are thereafter exchangeable and references to a

                                   "share" or "shares" of 3M Stock shall be deemed to refer to the applicable unit or units of such Exchange Property, including any New Stock or Reference Basket Stock, unless the context otherwise requires. The New Stock Exchange Ratio(s) or Basket Stock Exchange Ratios resulting from any Reorganization Event described in paragraph 4 above or similar adjustment under paragraph 3 above shall be subject to the adjustments set forth in paragraphs 1 through 4 hereof.

                                   No adjustment to the Exchange Ratio will be required unless such adjustment would require a change of at least .1% in the Exchange Ratio then in effect. The Exchange Ratio resulting from any of the adjustments specified above will be rounded to the nearest ten- thousandth, with five one hundred-thousandths rounded upward.

                                   The Calculation Agent shall be solely
                                   responsible for the determination and
                                   calculation of any adjustments to the
                                   Exchange Ratio and of any related
                                   determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 3 or 4 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

                                   The Calculation Agent will provide
                                   information as to any adjustments to the Exchange Ratio upon written request by any investor in the Notes.

                                   If you exercise your Exchange Right and we elect to deliver 3M Stock or if we call the Notes for 3M Stock, the Calculation Agent will continue to make such adjustments until, but not beyond, the close of business on the Exchange Date or the third Trading Day prior to the Call Date, as applicable.

Market Disruption Event..........  "Market Disruption Event" means, with respect to 3M Stock:

                                      (i) a suspension, absence or material
                                      limitation of trading of 3M Stock on the primary market for 3M Stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for 3M Stock as a result of which the reported trading prices for 3M Stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to 3M Stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

                                      (ii) a determination by the Calculation
                                      Agent in its sole discretion that any
                                      event described in clause (i) above
                                      materially interfered with the ability of Morgan Stanley or any of its affiliates to unwind or adjust all or a material portion of the hedge with respect to the Notes.

                                   For purposes of determining whether a Market
                                   Disruption Event has occurred: (1) a
                                   limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a Market Disruption Event, (3) limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization or the Securities and Exchange Commission of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in options contracts on 3M Stock by the primary securities market trading in such options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to 3M Stock and (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to 3M Stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate Exchange Calculation
in case of an Event of Default...  In case an event of default with respect to the Notes shall have occurred and be
                                   continuing, the amount declared due and
                                   payable per Note upon any acceleration of any Note shall be determined by MS & Co., as Calculation Agent, and shall be equal to the principal amount of the Note plus any accrued and unpaid interest at the Interest Rate to but not including the date of acceleration; provided that if (x) an investor in a Note has submitted an Official Notice of Exchange to us in accordance with the Exchange Right or (y) we have called the Notes, other than a call for the applicable cash Call Price, in accordance with the Morgan Stanley Call Right, the amount declared due and payable upon any such acceleration with respect to the principal amount of Notes (i) for which such Official Notice of Exchange has been duly submitted or (ii) that have been called shall be an amount in cash per Note exchanged or called equal to the Exchange Ratio in effect on the relevant Exchange Date or on the last Trading Day prior to the relevant Morgan Stanley Call Notice Date, as applicable, times the Market Price of 3M Stock (and any other Exchange Property), determined by the Calculation Agent as of the Exchange Date or as of the date of acceleration (or, if we have previously elected to pay the cash value of such shares of 3M Stock on the Call Date, the Market Price of 3M Stock (and any other Exchange Property) as of the third scheduled Trading Day prior to the Call
                                   Date), respectively, and shall not include any accrued and unpaid interest thereon; provided further that if we have called the Notes for the applicable cash Call Price, in accordance with the Morgan Stanley Call Right, the amount declared due and payable upon any such acceleration shall be an amount in cash per Note equal to such Call Price and shall not include any accrued and unpaid interest. See "--Call Price" above.

3M Stock;
Public Information...............  3M Company is a manufacturing company that researches coating and bonding for coated abrasives and manufactures products using this technology for the industrial and consumer sectors. 3M Stock is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the "Commission"). Information provided to or filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission. The address of the Commission's website is http://www.sec.gov. Information provided to or filed with the Commission by 3M pursuant to the Exchange Act can be located by reference to Commission file number 1-3285. In addition, information regarding 3M may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

                                   This pricing supplement relates only to the Notes offered hereby and does not relate to 3M Stock or other securities of 3M. We have derived all disclosures contained in this pricing supplement regarding 3M from the publicly available documents described in the preceding paragraph. In connection with the offering of the Notes, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to 3M. Neither we nor the Agent makes any representation that such publicly available documents are or any other publicly available information regarding 3M is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of 3M Stock (and therefore the Exchange Ratio) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning 3M could affect the value received on any Exchange Date or Call Date with respect to the Notes and therefore the trading prices of the Notes.

                                   Neither we nor any of our affiliates makes any representation to you as to the performance of 3M Stock.

                                   We and/or our affiliates may presently or from time to time engage in business with 3M, including extending loans to, or making equity investments in, 3M or providing advisory services to 3M, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to 3M, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to 3M, and these reports may or may not recommend that investors buy or hold 3M Stock. The statements in the preceding two sentences are not intended to affect the rights of investors in the Notes under the securities laws. As a prospective purchaser of a Note, you should undertake an independent investigation of 3M as in your judgment is appropriate to make an informed decision with respect to an investment in 3M Stock.

Historical Information...........  The following table sets forth the published high and low Market Prices of 3M Stock
                                   during 2000, 2001, 2002 and during 2003
                                   through December 22, 2003. The Market Price of 3M Stock on December 22, 2003 was $85.25. We obtained the Market Prices and other information listed below from Bloomberg Financial Markets and we believe such information to be accurate. You should not take the historical prices of 3M Stock as an indication of future performance. We cannot give any assurance that the price of 3M Stock will increase sufficiently so that you will receive an amount in excess of the principal amount on any Exchange Date or Call Date.

                                       3M Stock                 High          Low        Dividends
                                   -----------------            ----          ---        ---------
                                   (CUSIP 88579Y101)
                                   2000
                                   First Quarter............$   51.38     $   39.50    $    0.29
                                   Second Quarter...........    48.69         40.88         0.29
                                   Third Quarter............    48.38         40.88         0.29
                                   Fourth Quarter ..........    60.97         43.63         0.29
                                   2001
                                   First Quarter............    59.59         50.88         0.30
                                   Second Quarter...........    62.75         49.31         0.30
                                   Third Quarter............    58.63         43.49         0.30
                                   Fourth Quarter...........    60.32         48.43         0.30
                                   2002
                                   First Quarter............    61.51         51.85         0.31
                                   Second Quarter...........    65.04         56.46         0.31
                                   Third Quarter............    64.94         54.44         0.31
                                   Fourth Quarter...........    65.49         55.44         0.31
                                   2003
                                   First Quarter............    67.19         60.51         0.33
                                   Second Quarter...........    66.99         60.76         0.33
                                   Third Quarter............    72.35         63.66         0.33
                                   Fourth Quarter (through
                                    December 22, 2003)......    85.25         70.90         0.33

                                   Historical prices of 3M Stock have been
                                   adjusted for a 2-for-1 stock split, which became effective in the third quarter of 2003.

                                   We make no representation as to the amount of dividends, if any, that 3M will pay in the future. In any event, as an investor in the Notes, you will not be entitled to receive dividends, if any, that may be payable on 3M Stock.

Use of Proceeds and Hedging......  The net proceeds we receive from the sale of the Notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the Notes. See also "Use of Proceeds" in the accompanying prospectus.

                                   On or prior to the date of this pricing
                                   supplement, we, through our subsidiaries or others, hedged our anticipated exposure in connection with the Notes by taking positions in 3M Stock. Such purchase activity could potentially have increased the price of 3M Stock and, therefore, the price at which 3M Stock must trade before you would receive an amount of 3M Stock worth as much as or more than the principal amount of the Notes on any Exchange Date or Call Date or upon an automatic exchange at maturity. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the Notes by purchasing and selling 3M Stock, options contracts on 3M Stock listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. We cannot give any assurance that we will not affect such price as a result of our hedging activities, and, therefore, adversely affect the value of the 3M Stock or the amount of cash you will receive upon an exchange or call or at maturity of the notes.

Supplemental Information
Concerning Plan of Distribution..  Under the terms and subject to conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under "Plan of Distribution," the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of Notes set forth on the cover of this pricing supplement. The Agent proposes initially to offer the Notes directly to the public at the public offering price set forth on the cover page of this pricing supplement plus accrued interest, if any, from the Original Issue Date. The Agent may allow a concession not in excess of 2.75% of the principal amount of the Notes to other dealers, which may include Morgan Stanley & Co. International Limited and Bank Morgan Stanley AG. We expect to deliver the Notes against payment therefor in New York, New York on December 26, 2003. After the initial offering of the Notes, the Agent may vary the offering price and other selling terms from time to time.

                                   In order to facilitate the offering of the Notes, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes or 3M Stock. Specifically, the Agent may sell more Notes than it is obligated to purchase in connection with the offering, creating a naked short position in the Notes, for its own account. The Agent must close out any naked short position by purchasing the Notes in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, Notes or 3M Stock in the open market to stabilize the price of the Notes. Any of these activities may raise or maintain the market price of the Notes above independent market levels or prevent or retard a decline in the market price of the Notes. The Agent is not required to engage in these activities, and may end any of these activities at any time. See "--Use of Proceeds and Hedging" above.

                                   General

                                   No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the Notes in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the Notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the Notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                                   The Agent has represented and agreed, and each dealer through which we may offer the Notes has represented and agreed, that it
                                   (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the Notes or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Notes. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                                   Brazil

                                   The Notes may not be offered or sold to the public in Brazil. Accordingly, the offering of the Notes has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

                                   Chile

                                   The Notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the Notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                                   Hong Kong

                                   The Notes may not be offered or sold in Hong
                                   Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.
                                   32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the Notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong
                                   Kong) other than with respect to Notes which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

                                   Mexico

                                   The Notes have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                                   Singapore

                                   This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the Notes to the public in Singapore.

ERISA Matters for Pension Plans
and Insurance Companies..........  Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                   In addition, we and certain of our
                                   subsidiaries and affiliates, including MS &
                                   Co. and Morgan Stanley DW Inc. (formerly
                                   Dean Witter Reynolds Inc.) ("MSDWI"), may each be considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Notes are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider, unless the Notes are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                   The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                   Because we may be considered a party in
                                   interest with respect to many Plans, the Notes may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or investor is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or such purchase and holding is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, or investor in the Notes will be deemed to have represented, in its corporate and fiduciary capacity, by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for exemptive relief or such purchase or holding is not prohibited by ERISA or Section 4975 of the Code.

                                   Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Notes on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                                   Certain plans that are not subject to ERISA, including plans maintained by state and local governmental entities, are nonetheless subject to investment restrictions under the terms of applicable local law. Such restrictions may preclude the purchase of the Notes.

                                   In addition to considering the consequences of holding the Notes, employee benefit plans subject to ERISA (or insurance companies deemed to be investing ERISA plan assets) purchasing the Notes should also consider the possible implications of owning 3M Stock upon call or exchange of the Notes (other than in the case of a call of the Notes for the applicable cash Call Price or an exchange with respect to which we elect to pay cash). Purchasers of the Notes have exclusive responsibility for ensuring that their purchase and holding of the Notes do not violate the prohibited transaction rules of ERISA or the Code, or any requirements applicable to government or other benefit plans that are not subject to ERISA or the Code.

United States Federal Income
Taxation.........................  The following summary is based on the opinion of Davis Polk & Wardwell, our
                                   special tax counsel, and is a general
                                   discussion of the principal U.S. federal income tax consequences to initial investors in the Notes that (i) purchase the Notes at their Issue Price and (ii) will hold the Notes as capital assets within the meaning of Section 1221 of the Code. Unless otherwise specifically indicated, this summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor's individual circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as:

                                   o  certain financial institutions;

                                   o  tax-exempt organizations;

                                   o dealers and certain traders in securities or foreign currencies; o investors holding a Note as part of a hedging transaction, straddle, conversion or other integrated transaction;

                                   o  U.S. Holders, as defined below, whose
                                      functional currency is not the U.S.
                                      dollar;

                                   o  partnerships;

                                   o  nonresident alien individuals who have
                                      lost their United States citizenship or
                                      who have ceased to be taxed as United
                                      States resident aliens;

                                   o corporations that are treated as foreign personal holding companies, controlled foreign corporations or passive foreign investment companies;

                                   o Non-U.S. Holders, as defined below, that are owned or controlled by persons subject to U.S. federal income tax;

                                   o Non-U.S. Holders for whom income or gain in respect of a Note is effectively connected with a trade or business in the United States;

                                   o  Non-U.S. Holders who are individuals
                                      having a "tax home" (as defined in
                                      Section 911(d)(3) of the Code) in the
                                      United States; and

                                   o Non-U.S. Holders that hold, or will hold, actually or constructively, more than 5% of the Notes or more than 5% of 3M Stock.

                                   If you are considering purchasing the Notes, you are urged to consult your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                   U.S. Holders

                                   This section only applies to you if you are a U.S. Holder and is only a brief summary of the U.S. federal income tax consequences of the ownership and disposition of the Notes. As used herein, the term "U.S. Holder" means a beneficial owner of a Note that is for U.S. federal income tax purposes:

                                   o  a citizen or resident of the United
                                      States;

                                   o a corporation created or organized in or under the laws of the United Sates or of any political subdivision thereof; or

                                   o an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

                                   The Notes will be treated as "contingent payment debt instruments" for U.S. federal income tax purposes. U.S. Holders should refer to the discussions under "United States Federal Taxation--Notes --Optionally Exchangeable Notes" and "United States Federal Taxation--Backup Withholding" in the accompanying prospectus supplement for a full description of the U.S. federal income and withholding tax consequences of ownership and disposition of a contingent payment debt instrument.

                                   In summary, U.S. Holders will, regardless of their method of accounting for U.S. federal income tax purposes, be required to accrue original issue discount ("OID") as interest income on the Notes on a constant yield basis in each year that they hold the Notes, despite the fact that such yield will be higher than the yield provided by the interest actually paid on the Notes. As a result, U.S. Holders will be required to pay taxes annually on the amount of accrued OID but will not be required to include separately in income the semi- annual coupons received. In addition, any gain recognized by U.S. Holders on the sale or exchange, or at maturity, of the Notes will generally be treated as ordinary income. Further, U.S. Holders will not be required to recognize gain or loss with respect to the Notes on the occurrence of a Reorganization Event.

                                   The rate of accrual of OID on the Notes is the yield at which we would issue a fixed rate debt instrument with terms similar to those of the Notes or the applicable federal rate, whichever is greater (our "comparable yield"), and is determined at the time of the issuance of the Notes. We have determined that the "comparable yield" is an annual rate of 4.2374% compounded semi-annually. Based on our determination of the comparable yield, the "projected payment schedule" for a Note (assuming an issue price of $1,000) consists of the semi-annual coupons and an additional amount equal to $1,180.4522 due at maturity.

                                   The following table states the amount of OID that will be deemed to have accrued with respect to a Note for each accrual period (which accrual periods are computed using a day count convention of 30 days per month and 360 days per year) that ends in each six-month period (other than the initial and last periods) ending on June 30 and December 31 of each year, based upon our determination of the comparable yield and the projected payment schedule:

                                                                                        TOTAL OID
                                                                                        DEEMED TO
                                                                                        HAVE ACCRUED
                                                                                          PER NOTE
                                                                       OID DEEMED           FROM
                                                                       TO ACCRUE          ORIGINAL
                                                                        PER NOTE        ISSUE DATE AS
                                              PERIOD                   DURING EACH      OF END OF THE
                                             ------------             ------------   ------------------
                                   Original Issue Date through
                                        December 31, 2003..........    $      0.4708    $      0.4708
                                   January 1, 2004 through
                                        June 30, 2004..............    $     21.1870    $     21.6578
                                   July 1, 2004 through
                                        December 31, 2004..........    $     21.4293    $     43.0871
                                   January 1, 2005 through
                                        June 30, 2005..............    $     21.6714    $     64.7585
                                   July 1, 2005 through
                                        December 31, 2005..........    $     21.9187    $     86.6772
                                   January 1, 2006 through
                                        June 30, 2006..............    $     22.1712    $    108.8484
                                   July 1, 2006 through
                                        December 31, 2006..........    $     22.4291    $    131.2775
                                   January 1, 2007 through
                                      June 30, 2007................    $     22.6924    $    153.9699
                                   July 1, 2007 through
                                      December 31, 2007............    $     22.9614    $    176.9313
                                   January 1, 2008 through
                                      June 30, 2008................    $     23.2360    $    200.1673
                                   July 1, 2008 through
                                      December 31, 2008............    $     23.5164    $    223.6837
                                   January 1, 2009 through
                                      June 30, 2009................    $     23.8028    $    247.4865
                                   July 1, 2009 through
                                      December 31, 2009............    $     24.0952    $    271.5817
                                   January 1, 2010 through
                                      June 30, 2010................    $     24.3939    $    295.9756
                                   July 1, 2010 through
                                      December 30, 2010............    $     24.6988    $    320.6744

                                   The comparable yield and the projected
                                   payment schedule are not provided for any purpose other than the determination of U.S. Holders' interest accruals and adjustments in respect of the Notes, and we make no representation regarding the actual amounts of the payments on a Note.

                                   Non-U.S. Holders

                                   This section only applies to you if you are a Non-U.S. Holder. As used herein, the term "Non-U.S. Holder" means a beneficial owner of a Note that is for U.S. federal income tax purposes:

                                   o  a nonresident alien individual;

                                   o  a foreign corporation; or

                                   o  a foreign trust or estate.

                                   Tax Treatment upon Maturity, Sale, Exchange or Disposition of a Note. Subject to the discussion below concerning backup withholding, payments on a Note by us or a paying agent to a Non-U.S. Holder and gain realized by a Non-U.S. Holder on the sale, exchange or other disposition of a Note will not be subject to U.S. federal income or withholding tax; provided that:

                                   o  such Non-U.S. Holder does not own,
                                      actually or constructively, 10% or more
                                      of the total combined voting power of all classes of stock of Morgan Stanley entitled to vote and is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

                                   o  the certification required by Section
                                      871(h) or Section 881(c) of the Code has been provided with respect to the Non-U.S. Holder, as discussed below; and

                                   o  3M Stock will continue to be regularly
                                      traded on an established securities
                                      market or 3M will not have been a United
                                      States real property holding corporation during the applicable period (both as defined in the applicable Treasury regulations).

                                   Certification Requirements. Sections 871(h) and 881(c) of the Code require that, in order to obtain an exemption from withholding tax in respect of payments on the Notes that are, for U.S. federal income tax purposes, treated as interest, the beneficial owner of a Note certifies on Internal Revenue Service Form W-8BEN, under penalties of perjury, that it is not a "United States person" within the meaning of
                                   Section 7701(a)(30) of the Code. If you are a prospective investor, you are urged to consult your own tax advisor regarding the reporting requirements.

                                   Estate Tax. Subject to benefits provided by an applicable estate tax treaty, a Note held by an individual who is a Non-U.S. Holder will not be subject to U.S. federal estate tax upon the individual's death unless, at such time, interest payments on the Notes would have been:

                                   o  subject to U.S. federal withholding tax
                                      without regard to the W-8BEN
                                      certification requirement described
                                      above, not taking into account an
                                      elimination of such U.S. federal
                                      withholding tax due to the application of an income tax treaty; or

                                   o  effectively connected to the conduct by
                                      the holder of a trade or business in the United States.

                                   Information Reporting and Backup
                                   Withholding. Information returns may be
                                   filed with the U.S. Internal Revenue Service
                                   (the "IRS") in connection with the
                                   semi-annual payments on a Note as well as in connection with the payment at maturity or proceeds from a sale, exchange or other disposition. The Non-U.S. Holder may be subject to U.S. backup withholding on such payments or proceeds, unless the Non-U.S. Holder complies with certification requirements to establish that it is not a United States person, as described above. The certification requirements of Sections 871(h) and 881(c) of the Code, described above, will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

                                                                        ANNEX A

                          OFFICIAL NOTICE OF EXCHANGE

                                          Dated: [On or after January 30, 2004]

Morgan Stanley                             Morgan Stanley & Co. Incorporated, as
1585 Broadway                                Calculation Agent
New York, New York 10036                   1585 Broadway
                                           New York, New York 10036
                                           Fax No.: (212) 761-0674
                                           (Attn: Meghan Maloney)

Dear Sirs:

     The undersigned holder of the Global Medium Term Notes, Series C, Senior Fixed Rate Notes, 2% Exchangeable Notes due December 30, 2010 (Exchangeable for Shares of Common Stock of 3M Company) of Morgan Stanley (CUSIP No. 617446JQ3) (the "Notes") hereby irrevocably elects to exercise with respect to the principal amount of the Notes indicated below, as of the date hereof (or, if this letter is received after 11:00 a.m. on any Trading Day, as of the next Trading Day), provided that such day is on or after January 30, 2004 and is no later than the Trading Day prior to the earliest of (i) the fifth scheduled Trading Day prior to December 30, 2010, (ii) the fifth scheduled Trading Day prior to the Call Date and (iii) in the event of a call for the applicable cash Call Price, the Morgan Stanley Notice Date, the Exchange Right as described in Pricing Supplement No. 20 dated December 22, 2003 (the "Pricing Supplement") to the Prospectus Supplement dated August 26, 2003 and the Prospectus dated August 26, 2003 related to Registration Statement No. 333- 106789. Terms not defined herein have the meanings given to such terms in the Pricing Supplement. Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon Morgan Stanley will deliver, at its sole option, shares of common stock of 3M Company or cash on the third business day after the Exchange Date in accordance with the terms of the Notes, as described in the Pricing Supplement.

     The undersigned certifies to you that (i) it is, or is duly authorized to act for, the beneficial owner of the principal amount of the Notes indicated below its signature (and attaches evidence of such ownership as provided by the undersigned's position services department or the position services department of the entity through which the undersigned holds its Notes), (ii) it will cause the principal amount of Notes to be exchanged to be transferred to the Trustee on the Exchange Settlement Date and (iii) the principal amount of Notes to be exchanged pursuant to this notice is equal to or greater than $25,000, unless the Notes identified for exchange hereby constitute the undersigned's entire holding of Notes.

     If the Exchange Settlement Date for this exchange falls after a Record Date and prior to the succeeding Interest Payment Date, the undersigned will deliver to the Trustee on the Exchange Settlement Date an amount of cash equal to the interest payable on the succeeding Interest Payment Date with respect to the principal amount of Notes to be exchanged. The amount of any such cash payment will be determined by the Calculation Agent and indicated in its acknowledgment of this Official Notice of Exchange.



                                       Very truly yours,


                                       _________________________________________
                                       [Name of Holder]

                                       By: _____________________________________
                                            [Title]

                                       _________________________________________
                                       [Fax No.]

                                       $________________________________________
                                        Principal Amount of Notes to be
                                        surrendered for exchange
Receipt of the above Official
Notice of Exchange is hereby acknowledged
MORGAN STANLEY, as Issuer
MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent
By MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent

By:______________________________________________
       Title:

Date and time of acknowledgment ____________________

Accrued interest, if any, due upon surrender of the Notes for exchange: $______________________________


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